Exhibit 99.1




January 8, 2003

FOR IMMEDIATE RELEASE
For further information contact:

Doug Gulling, Chief Financial Officer

515-222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - On January 7, 2003, the Board of Directors of West Bancorporation, Inc., (WTBA) the parent company of West Des Moines State Bank (West Bank), declared a regular quarterly dividend of $0.16 per common share of outstanding stock. The dividend is payable on January 27, 2003 to shareholders of record on January 20, 2003. As of January 7, 2003, there were 16,060,271 shares of common stock outstanding.

West Bancorporation, Inc. will release its financial results for the year ended December 31, 2002 on January 27, 2003.

West Bank serves the metropolitan Des Moines area through eight banking locations.



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